EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2004 Equity Incentive Plan of our report dated February 15, 2005, with respect to the consolidated financial statements and schedule of salesforce.com, inc. included in its Annual Report on Form 10-K for the year ended January 31, 2005, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

Walnut Creek, California

March 24, 2005